NEWS RELEASE

Enbridge Reports Strong Third Quarter Results, Places Over $3 Billion of Gas Transmission Projects Into Service, and Reaffirms 2026 Financial Guidance

CALGARY, AB, November 6, 2026 /CNW/ - Enbridge Inc. (Enbridge or the Company) (TSX:ENB) (NYSE:ENB) today reported third quarter 2026 financial results, reaffirmed its 2026 financial guidance and provided a quarterly business update.

Highlights

(All financial figures are unaudited and in Canadian dollars unless otherwise noted. * identifies non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.)

•
Third quarter GAAP earnings attributable to common shareholders of $1.3 billion or $0.59 per common share, compared with GAAP earnings attributable to common shareholders of $0.7 billion or $0.30 per common share in 2025
•
Adjusted earnings* of $1.1 billion or $0.49 per common share*, compared with $1.0 billion or $0.46 per common share in 2025
•
Adjusted earnings before interest, income taxes and depreciation and amortization (EBITDA)* of $4.4 billion, compared to $4.3 billion in 2025
•
Cash provided by operating activities of $2.7 billion, compared with $2.9 billion in 2025
•
Distributable cash flow (DCF)* of $2.7 billion, compared with $2.6 billion in 2025
•
Reaffirmed 2026 full year financial guidance and medium-term financial outlook
•
Announced the US$2.6 billion acquisition of Tallgrass Energy LP's crude oil business (Tallgrass), which will expand the Company's Liquids Pipelines footprint to include a competitive Rockies-to-Cushing platform, and the US$0.3 billion Pony Express 2 (PXP2) growth project
•
Announced and closed the US$0.6 billion acquisition of Salt Creek Midstream's crude oil gathering business to establish a new wellhead-to-water export service in the growing Permian basin
•
Completed $3.0 billion common equity offering to partially fund the Tallgrass and Salt Creek Midstream acquisitions and to enhance financial flexibility to fund potential future growth opportunities
•
Closed an initial $0.7 billion investment by KKR and Apollo and secured an additional $2 billion commitment to support the Aspen Point and Sunrise Expansion Programs on Westcoast's B.C. Pipeline system
•
Announced US$0.5 billion agreement to acquire the assets of Laramie Energy, providing additional natural gas supply for Enbridge Gas Utah's customers under an existing cost-of-service framework
•
Sanctioned $0.2 billion Long Lake Expansion, supporting CNOOC Petroleum North America's growing operations in Northern Alberta
•
Placed the Aspen Point expansion of B.C. Pipeline and Tennessee Ridgeline projects into service

CEO COMMENT

Greg Ebel, President and CEO commented the following:

"The global focus on energy security, reliability and affordability continues to reinforce the value of Enbridge’s strategically positioned infrastructure. Our scale, connectivity, diversified asset base, and all-of-the-above approach to energy investment position us to serve growing energy demand while delivering predictable, long-term value for customers and shareholders. As energy demand accelerates, driven by AI infrastructure, advanced manufacturing and broader economic growth, our integrated networks are increasingly important to providing the reliable, affordable energy our customers require. That opportunity continues to translate into visible growth across our businesses. Our secured growth backlog stands at $38 billion, even as we placed $3 billion of completed projects into service this quarter. We've consistently added new projects to our backlog this year, positioning us well to deliver on our $10–20 billion target for new project announcements through 2027. Our strong organic opportunity set is complemented by three accretive tuck-in acquisitions in our Liquids Pipelines and Gas Distribution businesses, demonstrating the multiple avenues available to us to deploy capital prudently and create long-term shareholder value.

"In Liquids Pipelines, we entered into two transactions to grow our leading North American footprint. The acquisition of Tallgrass Energy’s crude oil business will expand our presence in the Bakken, Powder River and Denver-Julesburg basins by adding a highly contracted pipeline with connectivity from Guernsey, WY to Cushing, OK. This acquisition is expected to provide us with a new corridor through the U.S. Rockies, complementing our existing assets, including Express-Platte and Seaway. In October, we closed our acquisition of Salt Creek Midstream’s crude oil gathering business, extending our position deeper into the Permian basin through the addition of long-term contracted crude oil gathering infrastructure located in the core of the Delaware basin. These gathering assets create a wellhead-to-water platform when combined with transportation on our Gray Oak Pipeline and export at our Enbridge Ingleside Energy Center. We also sanctioned the Long Lake Expansion within our Alberta Regional Oil Sands business, with an expected in-service date of 2028. The project consists of a new lateral pipeline and storage tank while expanding capacity on the Waupisoo and Wood Buffalo Extension pipelines. Together, these investments are building a more connected, flexible and resilient network that gives customers multiple pathways from major producing basins to key storage, refining and export markets. They also demonstrate our ability to selectively deploy capital into high-quality assets that enhance our existing footprint, increase customer optionality, and create long-term opportunities for continued growth.

"We continue to see a broad range of high-quality opportunities across our Gas Transmission business, underpinned by accelerating electricity and LNG demand, increasing the strategic importance of natural gas transportation and storage. This quarter we placed two projects into service, Tennessee Ridgeline and B.C. Pipeline’s Aspen Point expansion. The team is focused on executing our $15 billion portfolio of sanctioned projects across the continent, including the $4 billion Sunrise expansion of the B.C. Pipeline system and nearly 90 Bcf of natural gas storage expansions along the U.S. Gulf Coast and B.C. Looking ahead, strong natural gas demand across North America continues to support a robust pipeline of opportunities that we are actively advancing.

"In Gas Distribution and Storage, we are engaging with customers, power generators, and regulators to identify the infrastructure required to enable growth while protecting affordability and reliability for existing customers. Our acquisition of Laramie Energy's assets will expand Wexpro’s cost-of-service natural gas supply, supporting affordability for our Enbridge Gas Utah customers. In Ohio, we filed for new rates that will support continued investment in the safety, reliability and modernization of our system. These investments demonstrate the important role our utilities play in delivering affordable and reliable energy to customers across North America.

"In Renewable Power, construction continues on more than 2 GW of generation capacity, with the second phase of Sequoia Solar expected to enter service by year-end. Since 2002, we’ve built the business to more than 8 GW, with another 1.5 GW of safe-harbored opportunities under development.

"Looking ahead, the opportunity set across our businesses remains as strong as we’ve seen in years. With our extensive incumbent footprint, $38 billion secured capital backlog and growing annual investment capacity, we are well positioned to support increasing energy demand. Our focus remains on executing our secured backlog and extending visibility to our 5% growth outlook. We’re advancing the next generation of energy investments within our $10–11 billion annual investment capacity, while recycling capital opportunistically, through transactions like the $2.7 billion commitment from KKR and Apollo in the Westcoast system. We remain on track to achieve our financial guidance for the 21st consecutive year, reinforcing Enbridge’s ability to perform across varying macro-economic conditions and our first-choice investment proposition.

"Finally, as I get set to retire in January, I want to express my sincere appreciation to our investors and those in the investment community for your great support over the last couple of decades in my previous and current roles. It has been an honor to have been able to participate in building such a high quality company over the years. In the last four years we have been able to profitably grow Enbridge’s position in both Canada and the United States and secure an impressive backlog of growth projects across the company that will continue to fuel Enbridge’s growth and investor returns for years to come. I am thrilled that Michele Harradence will be leading Enbridge forward at this time of great opportunity. Michele is a proven leader who has a deep understanding of our strategy, business, and industry and I have incredible confidence in her leading the Enbridge team in this exciting next chapter of our growth. Finally, let me thank our employees, customers, and Board of directors for their loyalty, support, and amazing business partnerships over the years."

FINANCIAL RESULTS SUMMARY

Financial results for the three months and nine months ended September 30, 2026 and 2025 are summarized in the table below:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars, except per share amounts; number of shares in millions)
GAAP Earnings attributable to common shareholders	1,288	682	4,355	5,120
GAAP Earnings per common share	0.59	0.30	2.00	2.34
Cash provided by operating activities	2,703	2,868	9,156	9,159
Adjusted EBITDA[1]	4,434	4,267	15,020	14,739
Adjusted Earnings[1]	1,074	997	4,586	4,657
Adjusted Earnings per common share[1]	0.49	0.46	2.10	2.14
Distributable Cash Flow[1]	2,689	2,566	9,488	9,246
Weighted average common shares outstanding	2,192	2,181	2,186	2,180

1
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.

GAAP earnings attributable to common shareholders for the third quarter of 2026 increased by $0.6 billion, or $0.29 per share, compared with the same period in 2025. This increase was primarily due to non-cash, unrealized changes in the value of derivative financial instruments used to manage foreign exchange, interest rate and commodity price risks, net of tax, in addition to the operating performance items discussed below.

The period-over-period comparability of GAAP earnings attributable to common shareholders is impacted by certain unusual, infrequent or other non-operating factors which are noted in the reconciliation schedule included in Appendix A of this news release. Refer to the Company's Management's Discussion & Analysis for Q3 2026 filed in conjunction with the quarter-end financial statements for a detailed discussion of GAAP financial results.

Adjusted EBITDA in the third quarter of 2026 increased by $167 million compared with the same period in 2025. This was primarily as a result of increased revenues attributable to the East Tennessee Natural Gas and Texas Eastern Transmission rate settlements, higher allowance for equity during construction in the Gas Transmission business, higher rates at Enbridge Gas Utah and Enbridge Gas North Carolina related to recent rate cases, and higher rates and customer growth at Enbridge Gas Ontario. These impacts were partially offset by lower Market Access volumes in the Liquids Pipelines segment and lower tolls on Line 9 deliveries.

Adjusted earnings in the third quarter of 2026 increased by $77 million, or $0.03 per share, compared with the same period in 2025, due primarily to EBITDA factors discussed above, partially offset by higher depreciation from assets placed into service and higher interest expense on incremental debt balances.

DCF for the third quarter of 2026 increased $123 million compared with the same period in 2025, due primarily to EBITDA factors discussed above and lower maintenance capital spending related to enterprise-wide saving initiatives, partially offset by higher interest expense on incremental debt balances.

Detailed financial information and analysis can be found below under Third Quarter 2026 Financial Results.

FINANCIAL OUTLOOK

The Company reaffirms its 2026 financial guidance for adjusted EBITDA between $20.2 billion and $20.8 billion and DCF per share between $5.70 and $6.10.

The Company also reaffirms its medium-term outlook for adjusted EBITDA, DCF per share, and EPS average compound annual growth rate of approximately 5%.

FINANCING UPDATE

On October 28, 2026, Enbridge Gas North Carolina completed a US$500 million medium-term note offering consisting of US$250 million of 10-year notes and US$250 million of 30-year notes. Proceeds from these offerings were used to refinance maturing debt at Enbridge Gas North Carolina.

On September 14, 2026, Enbridge closed a $3.0 billion, 44.7 million common share bought deal offering inclusive of the fully exercised 15% underwriters' over-allotment, in part to de-risk the funding plan associated with the acquisition of Tallgrass Energy and Salt Creek Midstream crude oil assets.

On August 17, 2026, Enbridge Gas Ontario completed a $1.0 billion medium-term note offering consisting of $600 million of 10-year notes and $400 million of 30-year notes. Proceeds from these offerings were used to refinance maturing debt at Enbridge Gas Ontario.

The Company's rolling 12-month Debt-to-EBITDA metric at the end of the third quarter of 2026 was 5.1x, slightly above the target range due to the period end debt balance translating at a 1.42 CAD/USD foreign exchange rate compared to EBITDA translating at an average trailing 12-month rate of 1.39.

SECURED GROWTH PROJECT EXECUTION UPDATE

Enbridge added $1 billion to its secured growth backlog through PXP2, which will be acquired as part of the Tallgrass acquisition, and the Long Lake Expansion. The Aspen Point expansion of Westcoast's B.C. Pipeline and Tennessee Ridgeline expansion of the East Tennessee Natural Gas Pipeline both entered service during the quarter and have been removed from the secured backlog.

The secured growth backlog now sits at approximately $38 billion. Financing of the secured growth program is expected to be provided through the Company's anticipated $10 to $11 billion of annual growth capital investment capacity.

THIRD QUARTER BUSINESS UPDATES

Liquids Pipelines: Tallgrass Energy Crude Oil Acquisition

On September 9th, Enbridge announced it had entered into a definitive agreement to acquire Tallgrass Energy's crude oil business for cash consideration of US$2.55 billion, comprising a 75% operating interest in the Pony Express Pipeline, a 51% operating interest in the Powder River Gateway system, approximately 8.4 million barrels of crude oil storage capacity, and the Stanchion crude marketing business primarily responsible for optimizing the acquired assets. Pony Express is a 460 kbpd highly contracted crude oil system serving the Bakken, Powder River (PRB) and Denver-Julesburg basin supply zones with connectivity into the Cushing, OK demand hub. The Powder River Gateway system includes two short-haul crude oil pipelines offering approximately 240 kbpd of combined capacity from the PRB basin into Guernsey, WY. The transaction includes the PXP2 growth project, an incremental US$0.3 billion expansion of Pony Express expected to increase capacity to approximately 515 kbpd. PXP2 is underpinned by take-or-pay contracts and is expected to enter service in late 2027. The transaction is subject to regulatory approvals and other closing conditions.

Liquids Pipelines: Salt Creek Midstream Crude Gathering Acquisition

On August 26th, Enbridge announced it had entered into a definitive agreement to acquire Salt Creek Midstream's crude oil gathering business for a total cash consideration of US$0.6 billion. The acquisition includes a 100% interest in the Orla and Wink North gathering systems, and a 50% interest in the Delaware Crossing gathering system, inclusive of each systems' respective crude oil terminals and storage infrastructure. The assets are underpinned by long-term commercial agreements with average remaining contract lives of approximately 10 years. The transaction closed effective October 9th.

Liquids Pipelines: Long Lake Expansion

Enbridge has sanctioned the Long Lake Expansion project, further strengthening connectivity to CNOOC Petroleum North America’s Long Lake oil sands asset in Alberta. The project involves building a new lateral pipeline and storage tank while expanding capacity on the Waupisoo (Line 18) and Wood Buffalo Extension (Line 45) pipelines. The project is supported by long-term take-or-pay agreements and provides additional capacity to support growing production in the region. Enbridge expects the project to cost $0.2 billion and enter service in 2028.

Gas Transmission: Westcoast KKR Investment

During the quarter, Enbridge closed the previously announced investment by KKR and Apollo in the Westcoast system. As part of the transaction, KKR and Apollo contributed approximately $0.7 billion at closing to fund capital spend to date on the Aspen Point and Sunrise expansion programs, and committed to contribute an additional approximately $2.0 billion to fund future capital expenditures related to the expansion programs in exchange for a minority ownership interest in the aggregate Westcoast system. As capital is contributed, KKR and Apollo's ownership stake in the Westcoast system will increase until reaching 29% upon Sunrise entering service in 2028. In addition, Enbridge retains the option to repurchase KKR and Apollo's interest in the system at any time between the seventh and fourteenth year following close. Enbridge will continue to majority own and operate the system.

Gas Distribution & Storage: Wexpro Gas Supply Acquisition

During the quarter, Enbridge entered into an agreement to acquire substantially all of the assets of Laramie Energy for US$485 million plus up to US$65 million in contingent payments. The acquisition will expand Wexpro's natural gas production platform and provide stable, cost-of-service natural gas supply for Enbridge Gas Utah. Upon closing, the transaction is expected to increase Wexpro's contribution to Enbridge Gas Utah's supply portfolio and support long-term customer affordability and reliability. Closing is expected in the fourth quarter of 2026, subject to regulatory approvals and customary closing conditions.

Gas Distribution & Storage: Enbridge Gas Ohio Rate Stipulation

During the quarter, Enbridge Gas Ohio filed a stipulation with parties to its pending rate proceeding before the Public Utilities Commission of Ohio. The stipulation, if approved, would provide an annual revenue requirement increase of approximately US$145 million, an equity thickness of 52.87%, and an allowed return on equity of 9.59%. The filing supports continued investment in system safety, reliability and modernization, and advance customer affordability programs and support measures. A Commission decision is expected in or before the first quarter of 2027, with new rates expected to become effective on March 1, 2027.

THIRD QUARTER 2026 FINANCIAL RESULTS

GAAP Segment EBITDA and Cash Flow from Operations

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Liquids Pipelines	2,133	2,283	6,713	7,207
Gas Transmission	1,458	1,270	4,461	4,185
Gas Distribution and Storage	665	560	3,252	2,670
Renewable Power Generation	113	89	419	421
Eliminations and Other	49	(379)	(571)	828
EBITDA[1]	4,418	3,823	14,274	15,311

Earnings attributable to common shareholders	1,288	682	4,355	5,120

Cash provided by operating activities	2,703	2,868	9,156	9,159

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

For purposes of evaluating performance, the Company makes adjustments to GAAP reported earnings, segment EBITDA and cash flow provided by operating activities for unusual, infrequent or other non-operating factors, which allow management and investors to more accurately compare the Company’s performance across periods, normalizing for factors that are not indicative of underlying business performance. Tables incorporating these adjustments follow below. Schedules reconciling EBITDA, adjusted EBITDA, adjusted EBITDA by segment, adjusted earnings, adjusted earnings per share and DCF to their closest GAAP equivalent are provided in the Appendices to this news release.

Adjusted EBITDA By Segment

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Liquids Pipelines	2,206	2,307	6,850	7,264
Gas Transmission	1,427	1,262	4,366	4,085
Gas Distribution and Storage	665	560	3,252	3,000
Renewable Power Generation	127	100	460	461
Eliminations and Other	9	38	92	(71)
Adjusted EBITDA[1]	4,434	4,267	15,020	14,739

Adjusted Earnings[1]	1,074	997	4,586	4,657

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Adjusted EBITDA generated from U.S. dollar denominated businesses was translated to Canadian dollars at a higher average exchange rate (C$1.40/US$) in the third quarter of 2026 when compared with the same quarter in 2025 (C$1.38/US$). A significant portion of U.S. dollar earnings are hedged under the Company's enterprise-wide financial risk management program.

Liquids Pipelines

	Three months ended September 30,		Nine months ended September 30,
	2026[1]	2025[1]	2026[1]	2025[1]
(unaudited; millions of Canadian dollars)
Mainline & Market Access Systems[2]	1,439	1,525	4,455	4,685
Regional Oil Sands & Express-Platte Systems	350	358	1,091	1,083
Gulf Coast & Other Systems[3]	417	424	1,304	1,496
Adjusted EBITDA[4]	2,206	2,307	6,850	7,264

1
Effective January 1, 2026, to better align with our operational structure, Enbridge reorganized the reporting sub-segments of Liquids Pipelines. Prior year comparatives have also been restated to reflect the reporting change.
2
Consists of Mainline System, Flanagan South Pipeline, Spearhead Pipeline, and Seaway Pipeline.
3
Consists of Gray Oak Pipeline, Cactus II Pipeline, Enbridge Ingleside Energy Center, Southern Lights, Bakken System, and others.
4
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Liquids Pipelines adjusted EBITDA decreased $101 million compared with the third quarter of 2025, primarily related to:

•
lower Mainline volumes, net of earnings sharing and lower Mainline tolls on Line 9 deliveries; and
•
lower contributions from Market Access due to underutilized contracts to the U.S. Gulf Coast; partially offset by
•
the favorable effect of translating U.S. dollar earnings at a higher average exchange rate in 2026, compared to the same period in 2025.

Gas Transmission

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
U.S. Gas Transmission	1,164	1,070	3,515	3,339
Canadian Gas Transmission	150	122	515	439
Other[1]	113	70	336	307
Adjusted EBITDA[2]	1,427	1,262	4,366	4,085

1
Other consists of Tomorrow RNG, Gulf Offshore assets, our investment in DCP Midstream, and others.
2
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Gas Transmission adjusted EBITDA increased $165 million compared with the third quarter of 2025, primarily related to:

•
increased revenues attributable to the East Tennessee rate case settlement, the Texas Eastern previously approved rate increase, and favorable Texas Eastern contracting;
•
higher allowance for equity funds used during construction from increased spend on growth projects; and
•
the favorable effect of translating U.S. dollar earnings at a higher average exchange rate in 2026, compared to the same period in 2025.

Gas Distribution and Storage

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Enbridge Gas Ontario[1]	335	292	1,767	1,660
U.S. Gas Utilities[1]	315	258	1,428	1,308
Other	15	10	57	32
Adjusted EBITDA[2]	665	560	3,252	3,000

1
Enbridge Gas Inc. doing business as Enbridge Gas Ontario. U.S. Gas Utilities consist of The East Ohio Gas Company (doing business as Enbridge Gas Ohio), Questar Gas Company (doing business as Enbridge Gas Utah) and Public Service Company of North Carolina Incorporated (doing business as Enbridge Gas North Carolina).
2
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Adjusted EBITDA for Enbridge Gas Ontario, Enbridge Gas Utah and Enbridge Gas North Carolina typically follows a seasonal profile. EBITDA is generally highest in the first and fourth quarters of the year. Seasonal profiles for Enbridge Gas Ontario, Enbridge Gas Utah and Enbridge Gas North Carolina reflect greater volumetric demand during the heating season and the magnitude of the seasonal adjusted EBITDA fluctuations will vary from year-to-year in Ontario reflecting the impact of colder or warmer than normal weather on distribution volumes. Enbridge Gas Ohio's earnings are largely decoupled from volumes and less impacted by weather fluctuations. Enbridge Gas Utah and Enbridge Gas North Carolina have revenue decoupling mechanisms that are not impacted by weather or gas volume variability, but revenues are shaped to align with the seasonal usage profile.

Gas Distribution and Storage adjusted EBITDA increased $105 million compared with the third quarter of 2025 primarily related to:

•
higher base rates for Enbridge Gas Utah and Enbridge Gas North Carolina due to recent rate cases; and
•
higher distribution margin from higher rates and customer growth, net of earnings sharing, at Enbridge Gas Ontario.

When compared with the normal forecast embedded in rates, the impact of weather on Adjusted EBITDA for Enbridge Gas Ontario was negligible in both the third quarter of 2026 and the third quarter of 2025.

Renewable Power Generation

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA[1]	127	100	460	461

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Renewable Power Generation adjusted EBITDA increased $27 million compared with the third quarter of 2025 primarily related to:

•
contributions from the first phase of Sequoia Solar, which was placed in service December 2025.

Eliminations and Other

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Operating and administrative recoveries	95	89	257	314
Realized foreign exchange hedge settlement (loss)/gain	(86)	(51)	(165)	(385)
Adjusted EBITDA[1]	9	38	92	(71)

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Operating and administrative recoveries captured in this segment reflect the cost of centrally delivered services (including depreciation of corporate assets) inclusive of amounts recovered from business units for the provision of those services. U.S. dollar denominated earnings within operating segment results are translated at average foreign exchange rates during the quarter, and the impact of settlements made under the Company's enterprise foreign exchange hedging program are captured in this corporate segment.

Eliminations and Other adjusted EBITDA decreased $29 million compared with the third quarter of 2025 primarily due to:

•
higher realized foreign exchange losses on hedge settlements in 2026.

Distributable Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars; number of shares in millions)
Liquids Pipelines	2,206	2,307	6,850	7,264
Gas Transmission	1,427	1,262	4,366	4,085
Gas Distribution and Storage	665	560	3,252	3,000
Renewable Power Generation	127	100	460	461
Eliminations and Other	9	38	92	(71)
Adjusted EBITDA[1,3]	4,434	4,267	15,020	14,739
Maintenance capital	(231)	(303)	(676)	(848)
Interest expense[1]	(1,287)	(1,247)	(3,817)	(3,696)
Current income tax[1]	(174)	(154)	(755)	(771)
Distributions to noncontrolling interests and redeemable noncontrolling interest[1]	(109)	(81)	(324)	(276)
Cash distributions in excess of equity earnings[1]	164	138	411	335
Preference share dividends	(107)	(105)	(319)	(311)
Other receipts of cash not recognized in revenue[2]	27	36	(14)	89
Other non-cash adjustments[1]	(28)	15	(38)	(15)
DCF[3]	2,689	2,566	9,488	9,246
Weighted average common shares outstanding	2,192	2,181	2,186	2,180

1
Presented net of adjusting items.
2
Consists of cash received, net of revenue recognized, for contracts under make-up rights and similar deferred revenue arrangements.
3
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.

Third quarter 2026 DCF increased $123 million compared with the same period of 2025 due to factors discussed above contributing to higher adjusted EBITDA, and:

•
lower maintenance capital spending due to enterprise-wide cost saving initiatives; partially offset by
•
higher interest expense due to incremental debt issuances, and
•
higher non-cash allowance for equity during construction on regulated Gas Transmission projects under construction.

Adjusted Earnings

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars; except per share amounts)
Adjusted EBITDA[1,2]	4,434	4,267	15,020	14,739
Depreciation and amortization	(1,545)	(1,453)	(4,512)	(4,353)
Interest expense[2]	(1,294)	(1,256)	(3,835)	(3,730)
Income taxes[2]	(368)	(397)	(1,569)	(1,535)
Noncontrolling interests and redeemable noncontrolling interest[2]	(46)	(58)	(199)	(153)
Preference share dividends	(107)	(106)	(319)	(311)
Adjusted earnings[1]	1,074	997	4,586	4,657
Adjusted earnings per common share[1]	0.49	0.46	2.10	2.14

1
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.
2
Presented net of adjusting items.

Adjusted earnings increased $77 million and adjusted earnings per share increased by $0.03 when compared with the third quarter of 2025, due to factors discussed above contributing to higher adjusted EBITDA, partially offset by:

•
higher depreciation from assets placed into service since the third quarter of 2025; and
•
higher interest expense due to incremental debt issuances.

CONFERENCE CALL

Enbridge will host a conference call and webcast on November 6, 2026 at 9:00 a.m. Eastern Time to provide a business update and review 2026 third quarter results. Analysts, members of the media and other interested parties can access the call toll free at 1-833-769-6440 (Canada) and 1-833-461-5787 (US). The call will be webcast live at https://events.q4inc.com/attendee/592815862/. It is recommended that participants dial in or join the webcast fifteen minutes prior to the scheduled start time. A webcast replay will be available soon after the conclusion of the event and a transcript will be posted to the website. The replay will be available for seven days after the call toll-free at 1-833-769-6440 (Canada) and 1-833-461-5787 (U.S.) (conference ID: 592815862).

The conference call format will include prepared remarks from the executive team followed by a question and answer session for the analyst and investor community only. Enbridge’s media and investor relations teams will be available after the call for any additional questions.

DIVIDEND DECLARATION

On November 3, 2026, our Board of Directors declared the following quarterly dividends. All dividends are payable on December 1, 2026 to shareholders of record on November 13, 2026.

Dividend per share
Common Shares	$0.9700
Preference Shares, Series A	$0.34375
Preference Shares, Series B	$0.32513
Preference Shares, Series D	$0.33825
Preference Shares, Series F	$0.34613
Preference Shares, Series G1	$0.29918
Preference Shares, Series H	$0.38200
Preference Shares, Series I2	$0.27487
Preference Shares, Series L	US$0.36612
Preference Shares, Series N	$0.41850
Preference Shares, Series P	$0.36988
Preference Shares, Series R	$0.39463
Preference Shares, Series 1	US$0.41898
Preference Shares, Series 3	$0.33050
Preference Shares, Series 4[3]	$0.29108
Preference Shares, Series 5	US$0.41769
Preference Shares, Series 7	$0.37425
Preference Shares, Series 9	$0.35450
Preference Shares, Series 11	$0.34231
Preference Shares, Series 13	$0.33719
Preference Shares, Series 15	$0.35163
Preference Shares, Series 19	$0.38825

1
The quarterly dividend per share paid on Preference Shares, Series G was decreased to $0.29918 from $0.30247 on September 1, 2026 due to the reset of the dividend on a quarterly basis.
2
The quarterly dividend per share paid on Preference Shares, Series I was decreased to $0.27487 from $0.27789 on September 1, 2026 due to the reset of the dividend on a quarterly basis.
3
The quarterly dividend per share paid on Preference Shares, Series 4 was decreased to $0.29108 from $0.29427 on September 1, 2026 due to the reset of the dividend on a quarterly basis.

FORWARD-LOOKING INFORMATION

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘believe’’, “estimate’’, ‘‘expect’’, ‘‘forecast’’, ‘‘intend’’, “likely”, ‘‘plan’’, ‘‘project’’, ‘‘target’’, and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: our corporate vision and strategy, including our strategic priorities and enablers; 2026 financial guidance and near-term outlook, including projected DCF per share, EPS and adjusted EBITDA and expected growth thereof; expected dividends, dividend growth and payout policy; expected supply of, demand for, exports of and prices of crude oil, natural gas, natural gas liquids (NGL), liquefied natural gas (LNG), renewable natural gas (RNG) and renewable energy; industry and market conditions; anticipated utilization of our assets; expected EBITDA and adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected DCF and DCF per share; expected future cash flows; expected shareholder returns and asset returns; expected performance of Enbridge’s businesses; financial strength, capacity and flexibility; financing costs and plans; expectations on leverage, including Debt-to-EBITDA ratio; expectations on sources of liquidity and sufficiency of financial resources; expected costs, benefits and in-service dates related to announced projects and projects under construction; investable capacity and capital allocation priorities; impact of weather and seasonality; expected future growth, development and expansion opportunities, including with respect to the Long Lake Expansion project; the characteristics, anticipated benefits, financing and timing of our acquisitions, dispositions and other transactions, including in respect of the Tallgrass Crude Oil Acquisition agreement, the Salt Creek Crude Gathering Acquisition, the potential acquisition of the Laramie Energy assets, and the KKR and Apollo investment in the Westcoast system; government trade policies, as well as possible impacts of potential and announced tariffs, duties, fees, economic sanctions, or other trade measures and the timing thereof; expected future actions and decisions of regulators and courts and the timing and impact thereof; and toll and rate case discussions and proceedings and anticipated outcomes, timelines and impacts therefrom, including those related to Enbridge Gas Ohio.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for, export of and prices of crude oil, natural gas, NGL, LNG, RNG and renewable energy;

energy transition, including the drivers and pace thereof; global economic growth and trade; anticipated utilization of our assets; exchange rates; inflation; interest rates; tax laws and tax rates;

evolving government trade policies, including potential and announced tariffs, duties, fees, economic sanctions, or other trade measures; availability and price of labour and construction materials; the stability of our supply chain; operational reliability and performance; maintenance of support and regulatory approvals for our projects and transactions; anticipated in-service dates and final investment decisions; weather; the timing, terms and closing of announced and potential acquisitions, dispositions and other transactions and projects and the anticipated benefits thereof; governmental legislation; litigation; credit ratings; capital project funding; hedging program; expected EBITDA and adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected earnings/(loss) or adjusted earnings/(loss) per share; expected future cash flows; expected future DCF and DCF per share; estimated future dividends; financial strength and flexibility; debt and equity market conditions; general economic and competitive conditions. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG, RNG and renewable energy and the prices of these commodities are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation, interest rates and tariffs impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs and are therefore inherent in all forward-looking statements. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather; and customer, government, court and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Enbridge’s forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic priorities; operating performance; legislative and regulatory parameters and decisions; litigation; acquisitions, dispositions and other transactions and the realization of anticipated benefits therefrom; evolving government trade policies, including potential and announced tariffs, duties, fees, economic sanctions or other trade measures; operational dependence on third parties; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; global geopolitical conflicts and conditions; political decisions; public opinion; dividend policy; changes in tax laws and tax rates; exchange rates; interest rates; inflation; commodity prices; access to and cost of capital; our ability to maintain adequate insurance in the future at commercially reasonable rates and terms; and supply of, demand for, and prices of commodities and other alternative energy, including but not limited to those risks and uncertainties discussed in this news release and in Enbridge’s other filings with Canadian and U.S. securities regulators. The impact of any one assumption, risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty, as these are interdependent, and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statement made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

ABOUT ENBRIDGE INC.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil and renewable power networks and our European offshore wind portfolio. We're investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on more than a century of operating conventional energy infrastructure and two decades of experience in renewable power. We're advancing new technologies including hydrogen, renewable natural gas, and carbon capture and storage. Headquartered in Calgary, Alberta, Enbridge's common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges. To learn more, visit us at enbridge.com.

None of the information contained in, or connected to, Enbridge’s website is incorporated in or otherwise forms part of this news release.

FOR FURTHER INFORMATION PLEASE CONTACT:
Enbridge Inc. – Media	Enbridge Inc. – Investment Community
Jesse Semko	Marlon Samuel
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com

NON-GAAP RECONCILIATIONS APPENDICES

This news release contains references to EBITDA, adjusted EBITDA, adjusted earnings, adjusted earnings per common share (EPS) and DCF per share. Management believes the presentation of these metrics gives useful information to investors and shareholders, as they provide increased transparency and insight into the performance of the Company.

EBITDA represents earnings before interest, tax, depreciation and amortization.

Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non-operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units.

Adjusted earnings represent earnings attributable to common shareholders adjusted for unusual, infrequent or other non-operating factors included in adjusted EBITDA, as well as adjustments for unusual, infrequent or other non-operating factors in respect of depreciation and amortization expense, interest expense, income taxes, noncontrolling interests and redeemable noncontrolling interests on a consolidated basis. Management uses adjusted earnings as another measure of the Company’s ability to generate earnings and uses EPS to assess performance of the Company.

DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests and redeemable noncontrolling interests, preference share dividends and maintenance capital expenditures and further adjusted for unusual, infrequent or other non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target.

This news release also contains references to Debt-to-EBITDA, a non-GAAP ratio which utilizes adjusted EBITDA as one of its components. Debt-to-EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings to pay debt, as calculated on the basis of generally accepted accounting principles in the United States of America (U.S. GAAP), before covering interest, tax, depreciation and amortization.

Reconciliations of forward-looking non-GAAP financial measures and non-GAAP ratios to comparable GAAP measures are not available due to the challenges and impracticability of estimating certain items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains subject to market variability. Because of those challenges, a reconciliation of forward-looking non-GAAP financial measures and non-GAAP ratios is not available without unreasonable effort.

Our non-GAAP financial measures and non-GAAP ratios described above are not measures that have standardized meaning prescribed by U.S. GAAP and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers.

The tables below provide a reconciliation of the non-GAAP measures to comparable GAAP measures.

APPENDIX A

NON-GAAP RECONCILIATIONS – ADJUSTED EBITDA AND ADJUSTED EARNINGS

CONSOLIDATED EARNINGS

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Liquids Pipelines	2,133	2,283	6,713	7,207
Gas Transmission	1,458	1,270	4,461	4,185
Gas Distribution and Storage	665	560	3,252	2,670
Renewable Power Generation	113	89	419	421
Eliminations and Other	49	(379)	(571)	828
EBITDA	4,418	3,823	14,274	15,311
Depreciation and amortization	(1,490)	(1,398)	(4,352)	(4,197)
Interest expense	(1,049)	(1,262)	(3,666)	(3,777)
Income tax expense	(438)	(316)	(1,467)	(1,679)
Earnings attributable to noncontrolling interests and redeemable noncontrolling interests	(46)	(59)	(115)	(227)
Preference share dividends	(107)	(106)	(319)	(311)
Earnings attributable to common shareholders	1,288	682	4,355	5,120

ADJUSTED EBITDA TO ADJUSTED EARNINGS

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars; except per share amounts)
Liquids Pipelines	2,206	2,307	6,850	7,264
Gas Transmission	1,427	1,262	4,366	4,085
Gas Distribution and Storage	665	560	3,252	3,000
Renewable Power Generation	127	100	460	461
Eliminations and Other	9	38	92	(71)
Adjusted EBITDA	4,434	4,267	15,020	14,739
Depreciation and amortization	(1,545)	(1,453)	(4,512)	(4,353)
Interest expense	(1,294)	(1,256)	(3,835)	(3,730)
Income tax expense	(368)	(397)	(1,569)	(1,535)
Earnings attributable to noncontrolling interests and redeemable noncontrolling interest	(46)	(58)	(199)	(153)
Preference share dividends	(107)	(106)	(319)	(311)
Adjusted earnings	1,074	997	4,586	4,657
Adjusted earnings per common share	0.49	0.46	2.10	2.14

EBITDA TO ADJUSTED EARNINGS

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars; except per share amounts)
EBITDA	4,418	3,823	14,274	15,311
Adjusting items:
Change in unrealized derivative fair value (gain)/loss	—	390	496	(1,091)
Gain on sale of assets	—	(16)	—	(130)
Realized hedge loss	—	—	—	139
Asset impairments	—	—	—	330
Other	16	70	250	180
Total adjusting items	16	444	746	(572)
Adjusted EBITDA	4,434	4,267	15,020	14,739
Depreciation and amortization	(1,490)	(1,398)	(4,352)	(4,197)
Interest expense	(1,049)	(1,262)	(3,666)	(3,777)
Income tax expense	(438)	(316)	(1,467)	(1,679)
Earnings attributable to noncontrolling interests and redeemable noncontrolling interest	(46)	(59)	(115)	(227)
Preference share dividends	(107)	(106)	(319)	(311)
Adjusting items in respect of:
Depreciation and amortization	(55)	(55)	(160)	(156)
Interest expense	(245)	6	(169)	47
Income tax expense	70	(81)	(102)	144
Earnings attributable to noncontrolling interests	—	1	(84)	74
Adjusted earnings	1,074	997	4,586	4,657
Adjusted earnings per common share	0.49	0.46	2.10	2.14

APPENDIX B

NON-GAAP RECONCILIATION – ADJUSTED EBITDA TO SEGMENTED EBITDA

LIQUIDS PIPELINES

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	2,206	2,307	6,850	7,264
Change in unrealized derivative fair value gain/(loss)	(109)	16	(29)	54
Other	36	(40)	(108)	(111)
Total adjustments	(73)	(24)	(137)	(57)
EBITDA	2,133	2,283	6,713	7,207

GAS TRANSMISSION

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	1,427	1,262	4,366	4,085
Change in unrealized derivative fair value gain/(loss)	25	(9)	61	(30)
Gain on sale of assets	—	16	—	103
Other	6	1	34	27
Total adjustments	31	8	95	100
EBITDA	1,458	1,270	4,461	4,185

GAS DISTRIBUTION AND STORAGE

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	665	560	3,252	3,000
Asset impairment	—	—	—	(330)
Total adjustments	—	—	—	(330)
EBITDA	665	560	3,252	2,670

RENEWABLE POWER GENERATION

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	127	100	460	461
Change in unrealized derivative fair value gain/(loss)	—	—	—	105
Realized hedge loss	—	—	—	(139)
Gain on sale of assets	—	—	—	27
Other	(14)	(11)	(41)	(33)
Total adjustments	(14)	(11)	(41)	(40)
EBITDA	113	89	419	421

ELIMINATIONS AND OTHER

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	9	38	92	(71)
Change in unrealized derivative fair value gain/(loss) - Foreign exchange	62	(452)	(560)	834
Other	(22)	35	(103)	65
Total adjustments	40	(417)	(663)	899
EBITDA	49	(379)	(571)	828

APPENDIX C

NON-GAAP RECONCILIATION – CASH PROVIDED BY OPERATING ACTIVITIES TO DCF

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(unaudited; millions of Canadian dollars)
Net cash provided by operating activities	2,703	2,868	9,156	9,159
Adjusted for changes in operating assets and liabilities[1]	276	(102)	963	739
	2,979	2,766	10,119	9,898
Distributions to noncontrolling interests and redeemable noncontrolling interest	(109)	(81)	(324)	(276)
Preference share dividends	(107)	(105)	(319)	(311)
Maintenance capital	(231)	(303)	(676)	(848)
Significant adjusting items:
Other receipts of cash not recognized in revenue	27	36	(14)	89
Distributions from equity investments in excess of cumulative earnings[2]	224	160	649	556
Other items	(94)	93	53	138
DCF	2,689	2,566	9,488	9,246

1
Changes in operating assets and liabilities, net of recoveries.
2
Presented net of adjusting items.